UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2020

SOLLENSYS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-174581	80-0651816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2475 Palm Bay Rd NE, Suite 120
Palm Bay, FL 32905
(Address of principal executive offices)

(866) 438-7657
(Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01  Entry into a Material Definitive Agreement.

On August 20, 2020, Sollensys Corp. (the “Company”) entered into a Reseller Agreement (the “Reseller Agreement”) with Eagle Lake Laboratories, Inc., a Florida corporation is (“Eagle Lake”). Eagle Lake is the holder of 11,400,000,000 shares of Common Stock of the Company, which represents 95.8% of the voting power of the Company. The Chief Executive Officer of the Company, Donald Beavers, is also the Chief Executive Officer of Eagle Lake.

Pursuant to the Reseller Agreement, Eagle Lake appointed the Company as a non-exclusive reseller of Eagle Lake’s products and services. As a reseller for Eagle Lake, the Company has agreed to, among other things, use its best efforts to solicit orders from interested parties for Eagle Lake’s products and services, secure channel partners and distributors for Eagle Lake’s products and services, and to resell Eagle Lake’s products and services to industry, government entities, quasi-governmental agencies, nonprofit organizations, and non-governmental organizations in the United States and abroad. For all sales, the Company will be entitled to any profits generated on such sales, which will be the difference between the cost of the Company to acquire the products and/or services from Eagle Lake to sell and the price at which the Company is ultimately able to sell those products and/or services to customers.

The Company may terminate this agreement for any reason upon 30 days’ written notice to Eagle Lake. Eagle Lake may terminate the agreement upon 120 days’ notice to the Company, but only in the case of a material breach of the Reseller Agreement by the Company. The Reseller Agreement does not have any specified term or termination date.

The Reseller Agreement contains confidentiality provisions, and each of the Company and Eagle Lake have agreed to use reasonable best efforts to protect all non-public information and know-how received from each other during the term of the Reseller Agreement. If the Reseller Agreement is terminated by either party, for any reason, the Company has agreed to not compete in any way with Eagle Lake on its existing products and services.

The foregoing description of the Reseller Agreement is qualified entirely by the Reseller Agreement itself, which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Reseller Agreement between the Company and Eagle Lake Laboratories, Inc. dated August 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLLENSYS CORP.

Dated: October 22, 2020	By:	/s/ Donald Beavers
Donald Beavers Chief Executive Officer